                 AS FILED WITH THE COMMISSION ON JANUARY 18, 2000
                                                    REGISTRATION NO. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACCT OF 1933

                            ------------------------

                                LEAR CORPORATION
             (exact name of registrant as specified in its charter)

                 Delaware                                       13-3386776
      (State of other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                        Identification No.)

           21557 Telegraph Road                                 48086-50085
           Southfield, Michigan                                 (zip code)
 (Address of principal executive offices)

                    LEAR CORPORATION SALARIED RETIREMENT PLAN
                (F/K/A THE LEAR SEATING CORPORATION 401(K) PLAN)
                            (Full Title of the Plan)

                             -----------------------
                               JOSEPH F. MCCARTHY
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                LEAR CORPORATION
                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                     (Name and address of agent for service)
                                 (248) 447-1500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES TO BE        AMOUNT TO BE              PROPOSED MAXIMUM             PROPOSED MAXIMUM    AMOUNT OF REGISTRATION
      REGISTERED (1)             REGISTERED (1)         OFFERING PRICE PER SHARE (2)     OFFERING PRICE (2)             FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value                         250,000 shares                 $  35.4375                 $  8,859,375           $  2,338.88
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Lear Corporation Salaried Retirement Plan.
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of common stock, par value $.01 per share, which may be offered pursuant to the Lear Corporation Salaried Retirement Plan as a result of stock splits, stock dividends and certain other events.
(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average high and low prices reported for shares on the New Stock Exchange Composite Tape on January 13, 2000, which was $35.4375.

================================================================================

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, this registration statement registers an additional 250,000 shares of common stock, par value $.01, of Lear Corporation that may be awarded under the Lear Corporation Salaried Retirement Plan (f/k/a the Lear Seating Corporation 401(k) Plan). Registration Statement No. 33-57237, as filed on January 11, 1995, registered 750,000 shares of common stock to be issued under the Lear Corporation Salaried Retirement Plan (f/k/a: (1) the Lear Plastics Corporation 401(k) Plan for Hourly Employees, (2) the Lear Seating Corporation 401(k) Plan for the Hourly Employees of the Detroit Plant, (3) the Lear Seating Corporation 401(k) Plan for the Hourly Employees of the Fenton Plant, (4) the Lear Seating Corporation 401(k) Plan for the Hourly Employees of the Romulus II Plant and (5) the Lear Seating 401(k) Plan). Subsequent to the filing of Registration Statement No. 33-57237, the first four plans listed in the parenthetical above were consolidated with the Lear Seating Corporation 401(k) Plan and, on July 17, 1998, Lear Corporation filed a post effective amendment to Registration Statement No. 33-57237 to reflect such consolidation. With this registration statement, Lear Corporation registers an additional 250,000 shares of common stock to be issued under the Lear Corporation Salaried Retirement Plan and incorporates by reference the shares of Common Stock registered under Registration Statement No. 33-57237, as amended.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

         The content of the Registration Statement on Form S-8 as filed January 11, 1995, Registration Statement No. 33-57237, as amended, is hereby incorporated by reference into this registration statement.

ITEM 8.  EXHIBITS

         EXHIBIT
         NUMBER   DESCRIPTION
         ------   -----------

         23.1     Consent of Arthur Andersen LLP
         23.2     Consent of PricewaterhouseCoopers LLP
         23.3     Consent of Deloitte and Touche LLP
         24.1     Powers of Attorney (included on the signature page hereof)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Lear Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan, on the 14th day of January, 2000.

                                       LEAR CORPORATION

                                       By:      /s/ Kenneth L. Way
                                                ---------------------
                                                Kenneth L. Way,
                                                Chairman of the Board and
                                                Chief Executive Officer

         KNOW BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth L. Way, James H. Vandenberghe and Joseph F. McCarthy, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                                       DATE
---------                         -----                                       ----

/s/ Kenneth L. Way                Chairman of the Board and Chief Executive
---------------------------       Officer (principal executive
Kenneth L. Way                    officer)                                    January 14, 2000


/s/ Robert E. Rossiter            Director, President and Chief
---------------------------       Operating Officer                           January 14, 2000
Robert E. Rossiter

/s/ James H. Vandenberghe         Director and Vice Chairman of the
---------------------------       Board                                       January 14, 2000
James H. Vandenberghe             Senior Vice President and Chief


/s/ Donald J. Stebbins            Financial Officer (principal financial
---------------------------       and accounting officer)                     January 14, 2000
Donald J. Stebbins

/s/ David Bing                    Director
---------------------------                                                   January 14, 2000
David Bing

/s/ Irma B. Elder                 Director
---------------------------                                                   January 14, 2000
Irma B. Elder

/s/ Larry W. McCurdy              Director
---------------------------                                                   January 14, 2000
Larry W. McCurdy

/s/ Roy E. Parrott                Director
---------------------------                                                   January 14, 2000
Roy E. Parrott

/s/ Robert W. Shower              Director
---------------------------                                                   January 14, 2000
Robert W. Shower

/s/ David P. Spalding             Director
---------------------------                                                   January 14, 2000
David P. Spalding

/s/ James A. Stern                Director
---------------------------                                                   January 14, 2000
James A. Stern

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on January 14, 2000.




                     LEAR CORPORATION SALARIED RETIREMENT PLAN

                     By:      Lear Corporation, as Plan Administrator



                     By:      /s/ Michael Miller
                              ----------------------------------------------
                              Name:  Michael Miller
                              Title:  Secretary, Employee Benefits Committee

                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER   DESCRIPTION
         ------   -----------

         23.1     Consent of Arthur Andersen LLP
         23.2     Consent of PricewaterhouseCoopers LLP
         23.3     Consent of Deloitte and Touche LLP
         24.1     Powers of Attorney (included on the signature page hereof)